SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

CAPITAL TITLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9396	87-0399785
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

14648 N. Scottsdale Road, Suite 125		85254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 624-4200

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 1, 2004, the Registrant issued a news release announcing the completion of the acquisition of Determination Processing Services, Inc. (“DPSI”). DPSI, through its centralized processing center located in Los Angeles, California, is a provider of residential and commercial flood determinations on property throughout the United States. DPSI had unaudited revenues of $3.3 million in 2003. The acquisition was effective July 1, 2004 and carried a purchase price of approximately $1.7 million, subject to final accounting of DPSI’s balance sheet at June 30, 2004.

A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant to Item 7 of Form 8-K, the acquisition of Determination Processing Services, Inc. does not require the presentation of financial statements or other pro forma financial information.

(c)	EXHIBITS

99.1	News release of Capital Title Group, Inc., dated July 1, 2004.(*)

(*)	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TITLE GROUP, INC.

By:	/s/ Mark C. Walker	Dated: July 1, 2004
Mark C. Walker
Chief Financial Officer,
Secretary and Treasurer

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